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SCHEDULE 14C - EDGAR PICKUP - PCN 50

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

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[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement
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                      The Enterprise Group of Funds, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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[Enterprise Group of Funds(TM) Letterhead]

December 16, 1997

Dear Fellow Shareholder:

     We are pleased to enclose an information statement relating to a change of Portfolio Manager for the Enterprise Tax-Exempt Income Portfolio. MBIA Capital Management Corp. ("MBIA") was named Portfolio Manager effective January 1, 1998, by the Board of Directors of The Enterprise Group of Funds, Inc.

     MBIA brings its investment management expertise to the Tax-Exempt Income Portfolio of the Enterprise family of 13 Portfolios. It is a wholly-owned subsidiary of MBIA, Inc. (NYSE: MBI), a holding company for insuring municipal bonds and structured finance transactions, as well as for investment management services.

     In selecting MBIA as Portfolio Manager, consideration was given to, among other factors, the firm's investment management acumen and style in conjunction with the investment objectives of the Tax-Exempt Income Portfolio. While there will be no change in Portfolio objectives, there will be a reduction in the fee paid by Enterprise Capital to the Portfolio Manager. This will not impact the overall fee paid by shareholders.

     We encourage you to read the attached information statement which more fully describes MBIA and the Portfolio Manager Agreement. Enterprise looks forward to working with MBIA to assist you in working toward your investment goals. Thank you for your continued support.

Sincerely,

/s/ Victor Ugolyn

Victor Ugolyn
Chairman, President, Chief Executive Officer

Atlanta Financial Center - 3343 Peachtree Road NE, Suite 450 - Atlanta, Georgia
                                   30326-1022
               404-261-1116 - 1-800-432-4320 - 404-261-1118 (fax)
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                      THE ENTERPRISE GROUP OF FUNDS, INC.
                          TAX-EXEMPT INCOME PORTFOLIO

                            ATLANTA FINANCIAL CENTER
                      3343 PEACHTREE ROAD, N.E., SUITE 450
                             ATLANTA, GA 30326-1022

                             INFORMATION STATEMENT

     This information statement is being provided to the shareholders of The Enterprise Group of Funds, Inc. Tax-Exempt Income Portfolio (the "Tax-Exempt Portfolio") in lieu of a proxy statement, pursuant to the terms of an exemptive order that The Enterprise Group of Funds, Inc. (the "Fund") has received from the Securities and Exchange Commission. The order permits the Fund's investment adviser to hire new portfolio managers and to make changes to existing portfolio manager contracts with the approval of the Board of Directors, but without obtaining shareholder approval. We are not asking you for a Proxy and you are not requested to send us a Proxy.

     This information statement will be mailed on or about December 16, 1997. As of December 12, 1997, there were 1,855,411.648 shares outstanding as to the Tax-Exempt Portfolio. The cost of this information statement will be paid by the Tax-Exempt Portfolio.

THE FUND

     The Enterprise Group of Funds, Inc. Tax-Exempt Income Portfolio is an investment portfolio of the Fund, a Maryland corporation. The Fund has entered into an investment advisory agreement with Enterprise Capital Management, Inc. ("Enterprise Capital"), dated May 1, 1995 (the "Adviser's Agreement"). Under the Adviser's Agreement, it is the responsibility of Enterprise Capital to select, subject to review and approval by the Board of Directors, one or more portfolio managers (the "Portfolio Managers") to manage each investment portfolio of the fund (each a "Portfolio"), to review and monitor the performance of the Portfolio Managers on an ongoing basis, and to recommend changes in the roster of Portfolio Managers to the Board of Directors as appropriate. Enterprise Capital is also responsible for conducting all business operations of the Fund, except those operations contracted to the custodian or transfer agent. As compensation for its services, Enterprise Capital receives a fee from each Portfolio, out of which Enterprise Capital renders all fees payable to the Portfolio Managers of the Portfolios. The Portfolios, therefore, pay no fees to the Portfolio Managers.

     Enterprise Capital recommends Portfolio Managers for the Fund to the Board of Directors, based upon its continuing quantitative and qualitative evaluation of the Portfolio Manager's skills in managing assets pursuant to specific investment styles and strategies in accordance with the objectives of each Portfolio. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Portfolio Manager, and Enterprise Capital does not expect to recommend frequent changes of Portfolio Managers.

     The Portfolio Managers do not provide any services to the funds except portfolio investment management and related record-keeping services. However, in accordance to the procedures adopted by the Board of Directors, the Portfolio Manager, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

THE PORTFOLIO MANAGER AGREEMENT

     Since December 31, 1991, Morgan Stanley Asset Management, Inc. ("Morgan Stanley") has served as Portfolio Manager of the Tax-Exempt Portfolio, pursuant to a Portfolio Manager Agreement dated December 31, 1991 (the "Previous Agreement"). At a meeting held on November 20, 1997, the Board of Directors, including a majority of the non-interested directors, approved Enterprise Capital's recommendation to replace Morgan Stanley with a new Portfolio Manager with a more bottom-up investment approach than Morgan Stanley's investment style. Accordingly, the Directors approved a Portfolio Manager Agreement (the "New Agreement") with MBIA Capital Management Corp. ("MBIA") which will become effective January 1,

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1998. The recommendation to hire MBIA was made by Enterprise Capital in the ordinary course of its ongoing evaluation of Portfolio Manager performance and investment strategy after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style, and long-term performance record. Enterprise Capital believes that MBIA's management style is appropriately suited to the Tax-Exempt Portfolio and expects MBIA's team-oriented management style to complement that of the Fund's other Portfolio Managers.

     Under the current Adviser's Agreement, the Fund pays Enterprise Capital a fee equal to 0.50% of the Fund's average daily net assets. From this amount, Enterprise Capital has paid Morgan Stanley a fee of 0.25% of the Fund's average net daily assets. Effective January 1, 1998, Enterprise Capital will pay (under the New Agreement with MBIA) a fee of 0.15% of the fund's average daily net assets. For the fiscal year ended December 31, 1996, the Fund paid Enterprise Capital $162,828 of which Enterprise Capital paid $81,414 to Morgan Stanley. If the New Agreement had been in effect for 1996, the total management fee paid by the Fund would have been unchanged, and the fee paid by Enterprise Capital to Morgan Stanley would have been $48,848. The Portfolio Manager fee payable by Enterprise Capital to Morgan Stanley would have been decreased by 0.10%.

     The New Agreement is identical in form to the Previous Agreement with the exception in the reduction of the Portfolio Manager fee. The form of the New Agreement is attached to this Information Statement as Exhibit A.

INFORMATION ON MBIA

     The following is a description of MBIA, which is based on information provided by the Portfolio Manager. The Portfolio Manager is not affiliated with Enterprise Capital and does not provide advisory services for any other mutual fund.

MBIA Capital Management Corp.
113 King Street
Armonk, NY 10504

     MBIA is a wholly-owned subsidiary of MBIA, Inc. (NYSE: MBI). MBIA commenced operations in 1993 and as of September 1997, had approximately $11 billion in assets under management. Its usual investment minimum is $10 million.

     MBIA, in addition to serving as a Registered Investment Adviser, provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest.

     Robert M. Ohanesian, President and Chief Investment Officer of MBIA, and Gary S. Meserole, CFA, Vice President and Portfolio Manager of MBIA, will be responsible for the day-to-day management of the Tax-Exempt Portfolio. They have combined investment experience in excess of 38 years. The Portfolio Manager will also rely upon the research of the parent company's 125 bond analysts.

BOARD OF DIRECTORS' RECOMMENDATION

     In approving the New Agreement, the Board of Directors, at an in-person meeting held on November 20, 1997, considered a number of factors, including, but not limited to: (i) the fee and expense ratios of comparable mutual funds;
(ii) the performance of the Portfolio since commencement of operation; (iii) the nature and quality of the services expected to be rendered to the Tax-Exempt Portfolio by the Portfolio Manager; (iv) that the terms of the Previous Agreement will be unchanged under the New Agreement except for the different fee; (v) the history, reputation, qualification and background of the Portfolio Manager, as well as qualifications of its personnel and their respective financial conditions; (vi) other factors deemed relevant.

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                             ADDITIONAL INFORMATION

OTHER MATTERS

     Enterprise Capital, located at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326-1022, serves as Investment Adviser and Administrator of the Fund.

     To the knowledge of the Fund, as of December 16, 1997, no person beneficially owned no more than 5% of the Tax-Exempt Portfolio's outstanding shares. The Fund is not required to hold annual meetings of shareholders, and therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with the applicable state and federal laws.

     Copies of the Fund's most recent annual and semi-annual reports are available without charge. To obtain a copy, call or write Enterprise Capital at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326-1022 (800-432-4320).

                                          By Order of the Board of Directors,

                                          Catherine R. McClellan, Secretary

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                                                                       EXHIBIT A

                          TAX-EXEMPT INCOME PORTFOLIO
                                       OF
                      THE ENTERPRISE GROUP OF FUNDS, INC.

                         PORTFOLIO MANAGER'S AGREEMENT

     THIS AGREEMENT, made the ____ day of December, 1997, is among The Enterprise Group of Funds, Inc. (the "Fund"), a Maryland corporation, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and MBIA Capital Management Corp., a Delaware corporation (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

     (A) The Adviser has entered into an Investment Adviser's Agreement dated as of May 1, 1995 with the Fund, ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

     (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Tax-Exempt Income Portfolio of the Fund (the "Tax-Exempt Portfolio") securities investment advisory services for that Portfolio.

WITNESSETH THAT:

     In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

          (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

          (2) The Portfolio Manager shall furnish the Tax-Exempt Portfolio advice with respect to the investment and reinvestment of the assets of the Tax-Exempt Portfolio, or such portion of the assets of the Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Portfolio as set forth in the Fund's most recent Registration Statement.

          (3) The Portfolio Manager shall perform a monthly reconciliation of the Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

          (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Portfolio.

          (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Portfolio.

          (6)(a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth
     (20th) day after the close of each calendar month, a sum equal to 0.0125% of 1% of the average of the daily closing net asset value of the Portfolio managed by the Portfolio Manager during such month (that is, 0.15% of 1% per year).

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          (6)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

          (6)(c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

          (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

          (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

          (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Portfolio from taking, at any time, a short position in any shares of any holdings of any Portfolios of the Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Fund Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

          (10) In connection with the management of the investment and reinvestment of the assets of the Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Portfolios and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Directors of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of Portfolios of the Fund.

          (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

          (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until January 1, 1999 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of

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     Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

     The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

          (14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

          (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

          (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

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                                                       THE ENTERPRISE GROUP OF FUNDS, INC.

(SEAL)

  ATTEST:                                              By:
          -----------------------------------------       -------------------------------------------------
                      Secretary
                                                       THE ENTERPRISE GROUP OF FUNDS, INC.

(SEAL)

  ATTEST:                                              By:
          -----------------------------------------       -------------------------------------------------
                      Secretary
                                                       MBIA CAPITAL MANAGEMENT CORP.

(SEAL)

  ATTEST:                                              By:
          -----------------------------------------       -------------------------------------------------
                      Secretary
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